Exhibit 10.5

PATENT ASSIGNMENT

THIS ASSIGNMENT, made this 9th day of May 2012, by J&S Gaming, Inc., a New York corporation (the “Assignor”), and MGT Holdings, Inc., a Delaware corporation (the “Assignee”), witnesseth:

WHEREAS, the Assignor is the sole and rightful owner of certain ideas, inventions, patent applications therefor and patents thereon (collectively referred to as “Patents”) set forth in the Schedule attached hereto; and

WHEREAS, pursuant to the Contribution and Sale Agreement by and among Assignor, Assignee and MGT Capital Investments, Inc., Assignor desires to assign, and Assignee desires to acquire, the Patents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. The Assignor does hereby sell, assign, transfer and set over, unto the Assignee, its successors, legal representatives and assigns, the entire right, title and interest in and to the Patents, including those Patents set forth on the Schedule hereto, and all rights which the Assignor has enjoyed thereunder both in the United States of America and throughout all countries of the world, including any and all rights of recovery based on past and future infringement of the Patents, the same to be held and enjoyed by the Assignee, for its own use and benefit and the use and benefit of its successors, legal representatives and assigns, forever and to the full end of the terms thereof, and all renewals and extensions thereof.

2. The Assignor hereby covenants and agrees to and with the Assignee, its successors, legal representatives and assigns, the Assignor will, whenever counsel of the Assignee, or the counsel of its successors, legal representatives and assigns, shall advise that any proceeding in connection with the Patents in any country, including but not limited to interference and opposition proceedings, is lawful and desirable, or that any registration, application for registration or renewal of the Patents is lawful and desirable, sign all papers and documents, take all lawful oaths, and do all acts reasonably necessary or desirable to be done for the filing, prosecution, assignment, maintenance, enforcement and defense thereof, without charge to the Assignee, its successors, legal representatives and assigns.

[Balance of Page Intentionally Left Blank]

1

ASSIGNOR:

Signed at ________________________, this ____ day of May 2012.

J&S GAMING, INC.

By:	/s/ Steven Brandstetter
Name: Steven Brandstetter
Title: President

STATE OF _____________	)
) ss:
COUNTY OF ___________	)

On this ____ day of May 2012, personally before me came Steven Brandstetter known to me, and known to me to be the person described and who signed the annexed assignment, and, being duly sworn, acknowledged that he executed the same.

(SEAL)
Notary Public

[Signature Page to Intellectual Property Assignment]

SCHEDULE
PATENTS

Title	Filing Date	Application Serial Number	Patent Number
Gaming device having a second separate bonusing event	October 18, 2011	09/982,437	US 7,892,088
Gaming device having a second separate bonusing event	January 14, 2011	12/930,712	20110111848